Exhibit 23(2)

DEGOLYER AND MACNAUGHTON

5001 SPRING VALLEY ROAD

SUITE 800 EAST

DALLAS, TEXAS 75244

February 21, 2019

Hess Corporation

1185 Avenue of the Americas

New York, New York 10036

Ladies and Gentlemen:

We hereby consent to the use of the name DeGolyer and MacNaughton, to references to DeGolyer and MacNaughton as an independent petroleum engineering consulting firm, to references to our third-party letter report dated February 6, 2019, containing our opinion on the estimated proved reserves, as of December 31, 2018 attributable to certain properties that Hess Corporation has represented that it owns (our “Report”) under the heading “Proved Oil and Gas Reserves-Reserves Audit,” and to the inclusion of our Report as an exhibit in Hess Corporation’s Annual Report on Form 10-K for the year ended December 31, 2018.  We also consent to all such references, including under the heading “Experts,” and to the incorporation by reference of our Report in the Registration Statements filed by Hess Corporation on Form S-3 (No. 333‑223-279) and Form S-8 (No. 333-43569, No. 333-150992, No. 333-167076, No. 333-181704, No. 333-204929 and No. 333-219113).

Very truly yours,

By	/s/ DeGolyer and MacNaughton
DEGOLYER AND MACNAUGHTON

Texas Registered Engineering Firm F-716